UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road

North Billerica, Massachusetts 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2019, our wholly-owned subsidiary Lantheus Medical Imaging, Inc. (“LMI”) refinanced its existing indebtedness with a new term loan facility and a new revolving credit facility (collectively, these transactions are referred to as the “Refinancing”).

In order to consummate the Refinancing, LMI entered into a Credit Agreement (the “Credit Agreement”) by and among Wells Fargo Bank, N.A., as administrative agent (in that capacity, the “Administrative Agent”) and collateral agent, each of the lenders from time to time party thereto (the “Lenders”) and Lantheus Holdings, Inc. (the “Company”). The Credit Agreement (i) replaces in its entirety LMI’s existing $275.0 million five-year term loan agreement (the facility thereunder, the “Old Term Facility”) with a new five-year $200.0 million term loan facility (the “New Term Facility” and, the loans thereunder, the “Term Loans”) and (ii) replaces in its entirety the previous $75.0 million five-year revolving credit facility (the “Old Revolving Facility” and, together with the Old Term Facility, the “Old Facility”) with a new $200.0 million five-year revolving credit facility (the “New Revolving Facility” and, together with the New Term Facility, the “New Facility”).

The net proceeds of the New Term Facility, together with approximately $73 million of cash on hand, were used to refinance in full the aggregate remaining principal amount of the loans outstanding under the Old Facility and pay related interest, transaction fees and expenses.

New Term Facility

The Term Loans under the New Term Facility bear interest, with pricing based from time to time at LMI’s election at (i) LIBOR plus a spread that ranges from 1.25% to 2.25% based on LMI’s Total Net Leverage Ratio (as defined in the Credit Agreement) or (ii) the Base Rate (as defined in the Credit Agreement) plus a spread that ranges from 0.25% to 1.25% based on LMI’s Total Net Leverage Ratio. The New Term Facility amortizes at a rate ranging from 5% to 7.5% per year until its June 27, 2024 maturity date.

LMI is permitted to voluntarily prepay the Term Loans, in whole or in part without premium or penalty. The New Term Facility requires LMI to make mandatory prepayments of the outstanding Term Loans in certain circumstances.

LMI has the right to request an increase to the New Term Facility or request the establishment of one or more new incremental term loan facilities, in an aggregate principal amount of up to $100.0 million, plus additional amounts in certain circumstances (collectively, the “Incremental Cap”).

New Revolving Facility

Under the terms of the New Revolving Facility, the Lenders thereunder may extend credit to LMI from time to time until June 27, 2024 (the “Revolving Termination Date”) consisting of revolving loans (the “Revolving Loans” and, together with the Term Loans, the “Loans”) in an aggregate principal amount not to exceed $200.0 million (the “Revolving Commitment”) at any time outstanding. The New Revolving Facility includes a $20.0 million sub-facility for the issuance of letters of credit (the “Letters of Credit”). The New Revolving Facility includes a $10.0 million sub-facility for swingline loans (the “Swingline Loans”). The Letters of Credit, Swingline Loans and the borrowings under the New Revolving Facility are expected to be used for working capital and for other general corporate purposes. The New Revolving Facility terminates on the Revolving Termination Date.

The Revolving Loans under the New Revolving Facility bear interest, with pricing based from time to time at LMI’s election at (i) LIBOR plus a spread that ranges from 1.25% to 2.25% based on LMI’s Total Net Leverage Ratio or (ii) the Base Rate (as defined in the Credit Agreement) plus a spread that ranges from 0.25% to 1.25% based on LMI’s Total Net Leverage Ratio. The New Revolving Facility also includes a commitment fee, which is set at a rate ranging from 0.15% to 0.30% based on LMI’s Total Net Leverage Ratio.

LMI is permitted to voluntarily prepay the Revolving Loans, in whole or in part, or reduce or terminate the Revolving Commitment, in each case, without premium or penalty. On any business day on which the total amount of outstanding Revolving Loans, Letters of Credit and the Swingline Loans exceeds the total Revolving Commitment, LMI must prepay the Revolving Loans in an amount equal to such excess.

LMI has the right to request an increase to the Revolving Commitment in an aggregate principal amount of up to the Incremental Cap.

Other Terms

The New Facility contains a number of affirmative, negative and reporting covenants, as well as a financial maintenance covenant pursuant to which LMI is required to, among other things, be in quarterly compliance, measured on a trailing four quarter basis, with a Total Net Leverage Ratio (as defined in the Credit Agreement) of 4.00 to 1.00 through the quarter ending June 30, 2020, 3.75 to 1.00 through the quarter ending June 30, 2021 and 3.50 to 1.00 thereafter. Upon an event of default, the Administrative Agent will have the right to declare the Loans and other obligations outstanding immediately due and payable and all commitments immediately terminated or reduced.

The New Facility is guaranteed by the Company and Lantheus MI Real Estate, LLC (“LMI-RE”), and obligations under the New Facility are generally secured by first priority liens over substantially all of the assets of each of LMI, the Company and LMI-RE owned as of June 27, 2019 or thereafter acquired.

Certain of the Lenders and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Company, LMI, their subsidiaries and respective affiliates, from time to time, for which such Lenders and their affiliates have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for the Company, LMI, their subsidiaries or their respective affiliates in the ordinary course of their business.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Refinancing, effective as of June 27, 2019, LMI has satisfied and discharged all obligations, under, and terminated, the Old Facility, except for obligations that pursuant to the express terms of the Old Facility survive payment of the obligations.

The Old Facility consisted of a $275.0 million five-year term loan agreement that was scheduled to mature on June 30, 2022. As of June 27, 2019, after giving effect to the New Facility, there were no amounts outstanding under the Old Facility and LMI incurred no termination penalties in connection with the early termination of the Old Facility.

Certain of the lenders under the Old Facility and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Company, LMI, their subsidiaries and respective affiliates, from time to time, for which such lenders and their affiliates have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for the Company, LMI, their subsidiaries or their respective affiliates in the ordinary course of their business.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	General Counsel, Senior Vice President, Law and Public Policy, and Assistant Secretary

Date: July 1, 2019